UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 __________________________________________________
FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 24, 2019
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 Park Avenue, 8th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement

Master Transaction Agreement

On June 24, 2019, VICI Properties Inc., a Maryland corporation (together with its subsidiaries, the “Company”), through its wholly owned subsidiary, VICI Properties L.P., entered into a master transaction agreement (the “Master Transaction Agreement”) with Eldorado Resorts, Inc. (“ERI”) relating to the transactions described below (together, the “Eldorado Transaction”), all of which are conditioned upon consummation of the transactions contemplated under an Agreement and Plan of Merger (the “ERI/CEC Merger Agreement”) by and among ERI, Colt Merger Sub, Inc. (“Merger Sub”) and Caesars Entertainment Corporation (“CEC”), pursuant to which Merger Sub will merge with and into CEC, with CEC surviving as a wholly owned subsidiary of ERI (the “ERI/CEC Merger”).
The Eldorado Transaction and the ERI/CEC Merger are both subject to regulatory approvals and customary closing conditions. ERI has publicly disclosed that it expects the ERI/CEC Merger to be completed in the first half of 2020. The Company intends to fund the Eldorado Transaction with any net proceeds received upon settlement of the forward sale agreements constituting part of the Company’s equity offering announced separately on June 24, 2019 (the “Public Offering”) and with long-term debt financing.

The Master Transaction Agreement contemplates the following transactions:

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Acquisition of Call Option Properties. The Company has agreed to acquire all of the land and real estate assets associated with Harrah’s New Orleans, Harrah’s Laughlin and Harrah’s Atlantic City (or, if necessary, certain replacement properties designated in the Master Transaction Agreement) (collectively, the “Properties” and each, a “Property”) for an aggregate purchase price of $1,809.5 million (the “Property Acquisitions” and each, a “Property Acquisition”). Each of the Company’s existing call options on the Properties will terminate upon the earlier to occur of the closing of the corresponding Property Acquisition or the Company obtaining specific performance or liquidated damages with respect to the relevant Property, in exchange for, among other things, the right to receive additional rental income pursuant to the CPLV Additional Rent Acquisition and HLV Additional Rent Acquisition (each, as defined below) and the additional lease modifications discussed below. Simultaneously with the closing of each Property Acquisition, the Company will enter into a triple-net lease with a subsidiary of ERI as tenant, by amending the Company’s lease governing the Company’s regional properties (other than the facilities in Joliet, Illinois) (the “Non-CPLV Lease Agreement”) to include such Property, with (i) initial aggregate total annual rent payable to the Company and attributable to the Properties of $154.0 million, (ii) an initial term equal to the term remaining under the lease for the existing tenant at the time the applicable property is added to the lease and (iii) the same renewal terms available to the other tenants under the lease at such time. The Non-CPLV Lease Agreement will also be amended to adjust certain minimum capital expenditure requirements and other related terms and conditions as a result of the Properties being included in the Non-CPLV Lease Agreement. The closings of the Property Acquisitions will be subject to conditions in addition to the consummation of the ERI/CEC Merger, including satisfactory due diligence reviews by the Company, and will not be cross-conditioned on each other (that is, the Company is not required to close on “all or none” of the Properties). In addition, the closing of the other transactions that comprise the Eldorado Transaction is not conditioned on the completion of any or all of the Property Acquisitions.

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CPLV Lease Agreement Amendment. In consideration of a payment by the Company to ERI of $1,189.9 million, the Company and ERI will amend the Company’s lease governing the Caesars Palace Las Vegas property (the “CPLV Lease Agreement”) to (i) increase the annual rent payable to the Company under the CPLV Lease Agreement by $83.5 million and (ii) provide for the amended terms described below (the “CPLV Additional Rent Acquisition”).

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HLV Lease Agreement Termination and Creation of Master Las Vegas Lease. In consideration of a payment by the Company to ERI of $213.8 million, the Company and ERI will terminate the Company’s lease governing the Harrah’s Las Vegas property and the related lease guaranty (the “HLV Lease Agreement”). Annual rent previously payable to the Company thereunder with respect to the Harrah’s Las Vegas property will be increased by $15.0 million (the “HLV Additional Rent Acquisition”). The CPLV Lease Agreement will be amended (as amended, the “Amended CPLV Lease Agreement”) to provide, among other things, that the Harrah’s Las Vegas property, which is currently subject to the HLV Lease Agreement, will be leased pursuant to the Amended CPLV Lease Agreement (with the Harrah’s Las Vegas property subject to the higher rent escalator currently in place under the CPLV Lease Agreement), such that the Harrah’s Las Vegas property tenant and the Caesars Palace Las Vegas property tenant will collectively be the tenant under the Amended CPLV Lease Agreement.

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Centaur Properties Put/Call Agreement. Affiliates of CEC currently own two gaming facilities in Indiana - Hoosier Park and Indiana Grand (the “Centaur Properties”). At the closing of the ERI/CEC Merger, a right of first refusal that the Company has with respect to the Centaur Properties will terminate and the Company will enter into a put/call agreement with ERI, whereby (i) the Company will have the right to acquire all of the land and real estate assets associated with the Centaur Properties at a price equal to 13.0x the initial annual rent (determined as provided below), and to simultaneously lease back each such Centaur Property to a subsidiary of ERI for initial annual rent equal to the property’s trailing four quarters EBITDA at the time of acquisition divided by 1.3 (i.e., the initial annual rent will be set at 1.3x rent coverage) and (ii) ERI will have the right to require the Company to acquire the Centaur Properties at a price equal to 12.5x the initial annual rent, and to simultaneously lease back each such Centaur Property to ERI for initial annual rent equal to the property’s trailing four quarters EBITDA at the time of acquisition divided by 1.3 (i.e., the initial annual rent will be set at 1.3x rent coverage). Either party will be able to trigger its respective put or call, as applicable, beginning on January 1, 2022 and ending on December 31, 2024. The put/call agreement will provide that the leaseback of the Centaur Properties will be implemented through addition of the Centaur Properties to the Non-CPLV Lease Agreement.

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Las Vegas Strip Assets ROFR. The Company will enter into a right of first refusal agreement with ERI (the “Las Vegas Strip Assets ROFR”)whereby the Company will have the first right, with respect to the first two of certain specified Las Vegas Strip assets that ERI proposes to sell, including pursuant to a sale leaseback, to a third party, to acquire any such asset (it being understood that the Company will have the opportunity to find an operating company should ERI elect to pursue a WholeCo sale). Pursuant to the Master Transaction Agreement, the specified Las Vegas Strip assets subject to the Las Vegas Strip Assets ROFR will be the land and real estate assets associated with (i) with respect to the first such asset subject to the Las Vegas Strip Assets ROFR, the Flamingo Las Vegas, Paris Las Vegas, Planet Hollywood and Bally’s Las Vegas gaming facilities, and (ii) with respect to the second asset subject to the Las Vegas Strip Assets ROFR, the foregoing assets plus The Linq gaming facility. If the Company enters into a sale leaseback transaction with ERI on any of these facilities, the sale leaseback will be implemented through addition of such properties to the CPLV Lease Agreement.

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Horseshoe Baltimore ROFR. The Company and ERI agreed to enter into a right of first refusal agreement pursuant to which the Company will have the first right to enter into a sale leaseback transaction with respect to the land and real estate assets associated with the Horseshoe Baltimore gaming facility (subject to any consent required from ERI’s joint venture partners with respect to this asset).

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Lease Guaranties and MLSA Terminations. ERI will execute new guaranties (the “ERI Guaranties”) of the CPLV Lease Agreement, the Non-CPLV Lease Agreement and the Company’s lease governing the Joliet, Illinois facility (the “Joliet Lease Agreement”), and the existing guaranties by CEC of such leases, along with all covenants and other obligations of CEC incurred in connection with such guaranties, will be terminated with respect to CEC (which will become a subsidiary of ERI following the effectiveness of the ERI/CEC Merger). The ERI Guaranties will guaranty the prompt and complete payment and performance in full of: (i) all monetary obligations of the tenants under the respective leases, including all rent and other sums payable by the tenants under the leases and any obligation to pay monetary damages in connection with any breach and to pay any indemnification obligations of the tenants under the leases; and (ii) the performance when due of all other covenants, agreements and requirements to be performed and satisfied by the tenants under the leases. In addition, the Company and ERI will enter into certain agreements to terminate the Management and Lease Support Agreements with respect to the CPLV Lease Agreement, the Non-CPLV Lease Agreement and the Joliet Lease Agreement, and certain provisions currently set forth therein will be added to the respective leases, as amended.

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Other Lease Amendments. The CPLV Lease Agreement, the Non-CPLV Lease Agreement and the Joliet Lease Agreement will be amended to, among other things, (i) remove the rent coverage floors, which coverage floors serve to reduce the rent escalators under such leases in the event that the “EBITDAR to Rent Ratio” (as defined in each of the CPLV Lease Agreement, the Non-CPLV Lease Agreement and the Joliet Lease Agreement) coverage is below the stated floor and (ii) extend the term of each such lease by such additional period of time as necessary to ensure that following the consummation of the ERI/CEC Merger, each lease will have a full 15-year initial lease term. The Non-CPLV Lease Agreement also will be amended to, among other things: (a) permit the tenant under the Non-CPLV Lease Agreement to cause facilities subject to the Non-CPLV Lease Agreement that in the aggregate represent up to five percent of the aggregate EBITDAR of (A) all of the facilities under such Non-CPLV Lease Agreement and (B) the

Harrah’s Joliet facility, for the 2018 fiscal year (defined as the “2018 EBITDAR Pool” in the Non-CPLV Lease Agreement, without giving effect to any increase in the 2018 EBITDAR Pool as a result of a facility being added to the Non-CPLV Lease Agreement) to be sold (whereby the tenant and landlord under the Non-CPLV Lease Agreement would sell the operations and real estate, respectively, with respect to such facility), provided, among other things, that (1) the Company and ERI mutually agree to the split of proceeds from such sales, (2) such sales do not result in any impairment(s)/asset write down(s) by the Company, (3) rent under the Non-CPLV Lease Agreement remains unchanged following such sale and (4) the sale does not result in the Company recognizing certain taxable gain; (b) restrict the ability of the tenant thereunder to transfer and sell the operating business of Harrah’s New Orleans and Harrah’s Atlantic City to replacement tenants without the Company’s consent and remove such restrictions with respect to Horseshoe Southern Indiana (in connection with the restrictions applying to Harrah’s New Orleans) and Horseshoe Bossier City (in connection with the restrictions applying to Harrah’s Atlantic City), provided that the tenant under the Non-CPLV Lease Agreement may only sell such properties if certain terms and conditions are met, including that replacement tenants meet certain criteria provided in the Non-CPLV Lease Agreement; and (c) require that the tenant under the Non-CPLV Lease Agreement complete and pay for all capital improvements and other payments, costs and expenses related to the extension of the existing operating license with respect to Harrah’s New Orleans, including, without limitation, any such payments, costs and expenses required to be made to the City of New Orleans, the State of Louisiana or any other governmental body or agency.

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CPLV CMBS Debt Lender Consent. Subject to the satisfaction of certain conditions, the Company will obtain the consent of the CPLV CMBS Debt holders that is required in connection with the consummation of certain elements of the ERI/CEC Merger and the Eldorado Transaction or cause the mortgage loan secured by the land and real estate assets associated with Caesars Palace Las Vegas (the “CPLV CMBS Debt”) to be repaid in full prior to the closing of the ERI/CEC Merger .

The Master Transaction Agreement contains customary representations, warranties and covenants by the parties to the agreement and is subject to the consummation of the ERI/CEC Merger as well as customary closing conditions, including, among other things, that: (i) the absence of any law or order restraining, enjoining or otherwise preventing the transactions contemplated by the Master Transaction Agreement; (ii) the receipt of certain regulatory approvals, including gaming regulatory approvals; (iii) certain restructuring transaction shall have been consummated; (iv) the accuracy of the respective parties’ representations and warranties, subject to customary qualifications; and (v) material compliance by the parties with their respective covenants and obligations. The Master Transaction Agreement contains certain termination rights, including that the Master Transaction Agreement shall automatically terminate upon the termination of the ERI/CEC Merger Agreement and a right by the Company to terminate the Master Transaction Agreement in the event the closing of the transactions contemplated by the Master Transaction Agreement has not occurred by the date on which the ERI/CEC Merger is required to close pursuant to the ERI/CEC Merger Agreement, but in no event later than December 24, 2020.

If the Master Transaction Agreement is terminated by ERI under certain circumstances where VICI has a financing failure, the Company may be obligated to pay ERI a reverse termination fee of $75.0 million (the “Reverse Termination Fee”). If the amendment of the CPLV Lease Agreement is not entered into on the date on which the ERI/CEC Merger closes, under certain circumstances, the Company may be obligated to pay ERI a fee of $45.0 million (the “CPLV Break Payment”). The Company will not be obligated to pay both the Reverse Termination Fee and the CPLV Break Payment.  If the ERI/CEC Merger does not close for any reason, under certain circumstances, ERI may be obligated to pay the Company a termination fee of $75.0 million. Finally, ERI has agreed to reimburse VICI for 50% of its out-of-pocket costs in connection with obtaining and consummating the consent of the CPLV CMBS Debt holders.

The foregoing description of the Master Transaction Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Additional Information

A copy of the Master Transaction Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any other party thereto. In particular, the representations and warranties contained in the agreement were made only for the purposes of such agreement as of the specific dates therein, and were solely for the benefit of the parties to the Master Transaction Agreement. The representations and warranties contained in the Master Transaction Agreement may be subject to limitations agreed upon by the parties thereto and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Master Transaction

Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Master Transaction Agreement. Moreover, certain representations and warranties in the Master Transaction Agreement may be subject to a standard of materiality provided for therein and have been used for the purpose of allocating risk among the parties thereto, rather than establishing matters of fact. Other than as expressly provided in the Master Transaction Agreement, stockholders or investors are not third-party beneficiaries under any such agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or to any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Master Transaction Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Eldorado Transaction Financing

On June 24, 2019, in connection with the Eldorado Transaction, the Company’s wholly owned subsidiary VICI Properties 1 LLC (“VICI Propco 1”) entered into a commitment letter (the “Commitment Letter”) with Deutsche Bank Securities Inc. and Deutsche Bank AG Cayman Islands Branch (collectively, the “Bridge Lender”), pursuant to which and subject to the terms and conditions set forth therein, the Bridge Lender has agreed to provide (i) a 364-day first lien secured bridge facility (the “Eldorado Senior Bridge Facility”) of up to $3.262 billion in the aggregate and (ii) a 364-day second lien secured bridge facility (the “Eldorado Junior Bridge Facility,” and, together with the Eldorado Senior Bridge Facility, the “Bridge Facilities”) of up to $1.501 billion in the aggregate, for the purpose of providing a portion of the financing necessary to fund the consideration to be paid pursuant to the terms of the Eldorado Transaction documents and related fees and expenses.

The Company expects to incur long-term debt financing or, if unavailable, borrowings under the Bridge Facilities and/or VICI Propco 1’s existing revolving credit facility to pay a portion of the purchase price for the Eldorado Transaction and transaction-related fees and expenses thereunder. The Company intends to incur additional senior secured term loans and/or opportunistically access the debt and equity capital markets to fund a portion of the cash consideration for the Eldorado Transaction, but, absent such a long-term debt financing, expects to draw on its Bridge Facilities in connection with the closing of the Eldorado Transaction to fund a portion of the cash consideration, and, in the future, raise long-term debt financing to refinance such amounts borrowed under the Bridge Facilities, subject to market and other conditions. There can be no assurances that the Company would be able to refinance the Bridge Facilities on terms satisfactory to it, or at all.

Commitments and loans under the Bridge Facilities will be reduced or prepaid, as applicable, in part upon any issuance by the Company of equity or notes in a public offering or private placement and/or the incurrence of term loans and certain other debt and upon other specified events prior to the consummation of the Eldorado Transaction, in each case except as set forth in the Commitment Letter. Pursuant to the Commitment Letter, the commitments and loans will not be reduced as a result of the proceeds from the Public Offering. If the Company uses the Bridge Facilities, funding is contingent on the satisfaction of certain customary conditions set forth in the Commitment Letter, including, among others, (i) the execution and delivery of definitive documentation with respect to the Bridge Facilities in accordance with the terms set forth in the Commitment Letter and (ii) the consummation of the transactions in accordance with the Eldorado Transaction documents. Although the Company does not currently expect VICI Propco 1 to make any borrowings under the Bridge Facilities, there can be no assurance that such borrowings will not be made. Borrowing under the Bridge Facilities, if any, will bear interest at a floating rate that varies depending on the duration of the loans thereunder. The Bridge Facilities, if funded, will contain restrictive covenants and events of default substantially similar to those contained in, with respect to the Eldorado Senior Bridge Facility, VICI Propco 1’s existing senior secured credit facilities and, with respect to the Eldorado Junior Bridge Facility, VICI Propco 1’s existing indenture relating to its outstanding second lien notes.

The foregoing description of the Commitment Letter and the transactions contemplated by such agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 24, 2019, the Company issued a press release announcing the entry into the Eldorado Transaction and posted an investor presentation relating to the transaction to its website under the “Investors” tab, subheading “Events and Presentations.” A copy of the press release and the investor presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference into this Item 7.01.

The information referenced in this Item 7.01 of this Current Report on Form 8-K, including the press release furnished as Exhibit 99.1 and the presentation furnished as Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The furnishing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Among those risks, uncertainties and other factors are risks that the transactions contemplated by the Master Transaction Agreement may not be consummated on the terms or timeframe described herein, or at all; the ERI/CEC Merger may not close on the terms or timeframe contemplated thereby or at all; the ability of the parties to satisfy the conditions set forth in the definitive transaction documents contemplated by the Master Transaction Agreement, including the ability to receive, or delays in obtaining, the regulatory approvals required to consummate the transactions; the terms on which the Company intends to finance the transactions, including the source of funds used to finance such transactions; disruptions to the real property and operations of Eldorado or CEC (including with respect to the Call Option Properties) during the pendency of the closing of the ERI/CEC Merger or the acquisitions of the Call Option Properties; risks that the Company may not achieve the benefits contemplated by the transactions contemplated by the Master Transaction Agreement (including any expected accretion or the amount of any future rent payments); and risks that not all potential risks and liabilities have been identified in the Company’s due diligence of the transactions. Important risk factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Master Transaction Agreement, dated June 24, 2019, by and between VICI Properties L.P. and Eldorado Resorts, Inc.
10.2	Commitment Letter, dated June 24, 2019, by and between VICI Properties 1 LLC, Deutsche Bank Securities Inc. and Deutsche Bank AG Cayman Islands Branch.
99.1	Press Release of VICI Properties Inc., dated June 24, 2019
99.2	Transaction Overview: Eldorado Transaction Presentation, June 24, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: June 24, 2019	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary